UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 28, 2006

UNIVERSAL TECHNICAL INSTITUTE, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-31923	86-0226984

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20410 North 19th Avenue, Suite 200, Phoenix, Arizona		85027

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (623) 445-9500

None

(Former name or former address, if changed since last report)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure

          On September 28, 2006, Universal Technical Institute, Inc. (“the Company”) issued a press release to clarify the fiscal 2007 impact of cost savings related to the reduction in force announced by the Company on September 27, 2006.  As reported on September 27, 2006, the event is expected to increase costs in fiscal 2006 by $1.2 million and provide cost savings in fiscal 2007 of approximately $4.2 to $4.5 million.  It is expected that these cost savings will be reinvested in sales and marketing efforts during fiscal 2007 to increase capacity utilization.  As such, it is unrealistic to expect the savings to significantly improve net income in fiscal 2007 due to the timing lag between lead generation and anticipated student starts.

          A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by this reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

EXHIBIT #	DESCRIPTION

99.1	Press Release of Universal Technical Institute, Inc., dated September 28, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL TECHNICAL INSTITUTE, INC.

Dated: September 28, 2006	By:	/s/ Jennifer L. Haslip

	Name:	Jennifer L. Haslip
	Title:	Senior Vice President and Chief Financial Officer